                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

                 Delaware                                  23-1704148
     -------------------------------           --------------------------------
     (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)

51 Valley Stream Parkway, Malvern, Pennsylvania                  19355
-----------------------------------------------                ---------
   (Address of Principal Executive Offices)                    (Zip Code)

                         EMPLOYEE STOCK PURCHASE PLAN
                         -----------------------------
                           (Full Title of the Plan)

                            Bonnie L. Shuman, Esq.
                      Shared Medical Systems Corporation
                           51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (610) 219-6300
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
   Title of           Amount           Proposed             Proposed
 Securities to        to be        Maximum Offering     Maximum Aggregate        Amount of
 be Registered      Registered     Price Per Share*      Offering Price*      Registration Fee
----------------------------------------------------------------------------------------------
Common Stock,        200,000          $56.03125            $11,206,250           $3,115.34
par value            Shares
$.01 per share

* Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h) under the Securities Act, the price shown is based upon $56.03125 the average of the high and low prices of Shared Medical Systems Corporation Common Stock reported by the New York Stock Exchange on September 15, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       (Not required to be filed as part of this Registration Statement)


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          There are incorporated herein by reference the following documents:

     1. The Shared Medical Systems Corporation (the "Company") Annual Report on Form 10-K for the year ended December 31, 1998.

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

     3. The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on August 22, 1997, including any amendment or report filed for the purpose of updating such description.

     4. The description of the Rights attached to the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on August 22, 1997, including any amendment or report filed for the purpose of updating such description.

     All other reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Common Shares offered hereby have been sold or which deregisters all such Common Shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Bonnie L. Shuman, an employee of the Registrant and the Registrant's General Counsel, Vice President and Assistant Secretary, has given an opinion upon the validity of the securities being registered. Mrs. Shuman is paid a salary by the Company and participates in various employee benefit plans offered to employees generally, as well as in plans offered to a limited number of key employees. As of September 1, 1999, Mrs. Shuman was the beneficial owner of 1,002 shares of the Registrant's common stock, and options to purchase 22,900 additional shares of common stock.

Item 6.   Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law (the "GCL") provides that a provision in a Delaware corporation's certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent unlawful payments of dividends or stock purchases or redemptions by the corporation, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article Twelfth of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the GCL, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

          Section 145 of the GCL contains detailed provisions permitting a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and settlements in connection with litigation under certain circumstances.

          Article IX of the Registrant's By-Laws provides that any person who was or is a party or is threatened to be made a party to a proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware Law.

          The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following is a list of exhibits required by Item 601 of Regulation S-K filed as part of this Registration Statement.

Exhibit 4(a) The Company's Employee Stock Purchase Plan, as Amended and Restated as of January 1, 1999.
Exhibit 4(b) Rights Agreement dated as of May 1, 1991, between the Company and Pittsburgh National Bank, as Rights Agent (incorporated by reference to Exhibit (4) to the Company's Form 10-K Report for the year ended December 31, 1996).
Exhibit 5      Opinion of Counsel.
Exhibit 23(a)  Consent of Arthur Andersen LLP.
Exhibit 23(b)  Consent of Counsel (included in Exhibit 5).
Exhibit 24     Power of Attorney (included on signature pages).

Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information
--------  -------
required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Malvern, Pennsylvania, on this 17th day of September, 1999.


                                   SHARED MEDICAL SYSTEMS CORPORATION


                                   By: /s/ Marvin S. Cadwell
                                       --------------------------------
                                           Marvin S. Cadwell
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person whose signature appears below in so signing also makes, constitutes and appoints Marvin S. Cadwell or Terrence W. Kyle his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this registration statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name                            Title                        Date
----                            -----                        ----


/s/ Marvin S. Cadwell           President and Chief          September 17, 1999
------------------------------
Marvin S. Cadwell               Executive Officer; Director
(Principal Executive Officer)


/s/ Terrence W. Kyle            Senior Vice President and    September 17, 1999
------------------------------
Terrence W. Kyle                Chief Financial Officer
(Principal Financial Officer)


/s/ Edward J. Grady             Vice President and           September 17, 1999
------------------------------
Edward J. Grady                 Controller
(Principal Accounting Officer)


/s/ R. James Macaleer           Chairman of the Board of     September 17, 1999
------------------------------
R. James Macaleer               Directors


/s/ Frederick W. DeTurk         Director                     September 17, 1999
------------------------------
Frederick W. DeTurk

/s/ Jeffrey S. Rubin            Director                     September 17, 1999
------------------------------
Jeffrey S. Rubin


/s/ Josh S. Weston              Director                     September 17, 1999
------------------------------
Josh S. Weston


/s/ Gail R. Wilensky            Director                     September 17, 1999
------------------------------
Gail R. Wilensky

                                 EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
-------        ----------------------

4(a) The Company's Employee Stock Purchase Plan, as Amended and Restated as of January 1, 1999.

4(b) Rights Agreement dated as of May 1, 1991, between the Company and Pittsburgh National Bank, as Rights Agent (incorporated by reference to Exhibit (4) to the Company's Form 10-K Report for the year ended December 31, 1996).

5              Opinion of Counsel

23(a)          Consent of Arthur Andersen LLP

23(b)          Consent of Counsel (included in Exhibit 5)

24             Power of Attorney (included on signature pages)